HSBC Finance Corporation

EXHIBIT 99.1

HSBC FINANCE CORPORATION
UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information and explanatory notes (the "Pro Forma Financial Information") present the historical condensed consolidated balance sheet for HSBC Finance Corporation (“HSBC Finance”) at September 30, 2016 and the historical consolidated statements of income (loss) for HSBC Finance for the year ended December 31, 2015 and for the nine months ended September 30, 2016, along with the unaudited pro forma condensed consolidated balance sheet for HSBC Finance at September 30, 2016 and the unaudited pro forma consolidated statements of income (loss) for HSBC Finance for the year ended December 31, 2015 and for the nine months ended September 30, 2016. The Pro Forma Financial Information gives effect to the pro forma adjustments relating to the following transactions (collectively, the "Receivable Sale Transactions") and includes all adjustments directly attributable to the Receivable Sale Transactions described below that are factually supportable:

•
December 2016 Receivable Sale: The December 1, 2016 sale of real estate secured receivables with an unpaid principal balance of approximately $3.1 billion (aggregate carrying value of approximately $2.8 billion) at the time of sale. Aggregate cash consideration received totaled approximately $3.0 billion resulting in an after-tax gain of approximately $120 million, net of transaction costs, which will be recorded in the fourth quarter of 2016.

•	Prior Receivable Sale Transactions: As part of our ongoing receivable sales program, we completed the following additional receivable sales transactions earlier in 2016:

›
The October 1, 2016 sale of real estate secured receivables with an unpaid principal balance of $892 million (aggregate carrying value of $757 million) at the time of sale (the "October 2016 Receivable Sale"). Aggregate cash consideration received totaled $761 million which resulted in an after-tax loss of $3 million, net of transaction costs, which will be recorded in the fourth quarter of 2016.

›
The July 1, 2016 sale of real estate secured receivables with an unpaid principal balance of $930 million (aggregate carrying value of $714 million) at the time of sale. Aggregate cash consideration received totaled $715 million which resulted in an after-tax loss of $3 million, net of transaction costs, that was recorded in the third quarter of 2016.

›
The May 25, 2016 sale of real estate secured receivables with an unpaid principal balance of $3.3 billion (aggregate carrying value of $2.9 billion) at the time of sale. Aggregate cash consideration received totaled $3.2 billion which resulted in an after-tax gain of $166 million, net of transaction costs, that was recorded in the second quarter of 2016.

›
The April 6, 2016 sale of real estate secured receivables with an unpaid principal balance of $1.4 billion (aggregate carrying value of $1.3 billion) at the time of sale. Aggregate cash consideration received totaled $1.4 billion which resulted in an after-tax gain of $98 million, net of transaction costs, that was recorded in the second quarter of 2016.

Consistent with the requirements of Article 11 of Regulation S-X, the pro forma consolidated statement of income (loss) has been presented on a continuing operations basis.
The unaudited pro forma condensed consolidated balance sheet at September 30, 2016 assumes the December 2016 Receivable Sale and the October 2016 Receivable Sale (collectively, the "Fourth Quarter Receivable Sale Transactions") occurred on September 30, 2016. As a result, the actual pro forma impact to our condensed consolidated balance sheet will differ based upon the balances of the assets and liabilities outstanding and the cash proceeds received at the time the transactions were completed. Receivable sales which took place prior to September 30, 2016 are already reflected in our historical condensed consolidated balance sheet at September 30, 2016.

HSBC Finance Corporation

The unaudited pro forma consolidated statement of income (loss) for the year ended December 31, 2015 and for the nine months ended September 30, 2016 were prepared assuming the Receivable Sale Transactions all took place on January 1, 2015.
The Pro Forma Financial Information is presented for illustrative purposes only and does not necessarily indicate what the results of operations or financial position would have been had the pro forma adjustments occurred on the dates referred to above or purport to be indicative of the future results of operations or financial position of HSBC Finance.

HSBC Finance Corporation

HSBC Finance Corporation
Pro Forma Condensed Consolidated Balance Sheet
At September 30, 2016
(Unaudited)

	Historical HSBC Finance Corporation	December 2016 Receivable Sale Adjustments(1)		October 2016 Receivable Sale Adjustments(1)		HSBC Finance Corporation Pro Forma
	(in millions)
Assets
Cash	$120	$2,894	A	$761	A	$3,775
Securities purchased under agreements to resell	824	—		—		824
Receivables held for sale	10,148	(2,852)	B	(757)	B	6,539
Deferred income taxes, net	3,082	(9)	C	2	C	3,075
Other assets	1,169	—		—		1,169
Total assets	$15,343	$33		$6		$15,382

Liabilities
Debt:
Due to affiliates	$4,824	$—		$—		$4,824
Long-term debt	4,494	—		—		4,494
Total debt	9,318	—		—		9,318
Other liabilities	649	18	D	9	D	676
Total liabilities	9,967	18		9		9,994

Shareholders' equity
Redeemable preferred stock	1,000	—		—		1,000
Common shareholder's equity:
Common stock	—	—		—		—
Additional paid-in-capital	23,161	—		—		23,161
Accumulated deficit	(18,811)	15	E	(3)	E	(18,799)
Accumulated other comprehensive loss	26	—		—		26
Total common shareholder's equity	4,376	15		(3)		4,388
Total shareholders' equity	5,376	15		(3)		5,388
Total liabilities and shareholders' equity	$15,343	$33		$6		$15,382

(1)	See Note 1, "Summary of Transaction," for additional information regarding the adjustments.

See Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information.

HSBC Finance Corporation

HSBC Finance Corporation
Pro Forma Consolidated Statement of Income (Loss)
Year Ended December 31, 2015
(Unaudited)

	Historical HSBC Finance Corporation	December 2016 Receivable Sale Adjustments(1)		Prior Receivable Sale Transactions Adjustments(1)		HSBC Finance Corporation Pro Forma

Interest income	$1,598	$(238)	F	$(511)	F	$849
Interest expense	895	—		—		895
Net interest income	703	(238)		(511)		(46)
Provision for credit losses	250	—	G	(113)	G	137
Net interest loss after provision for credit losses	453	(238)		(398)		(183)
Other revenues:
Derivative related expense	(97)	—		—		(97)
Gain on debt designated at fair value and related derivatives	213	—		—		213
Servicing and other fees from HSBC affiliates	20	—		—		20
Lower of amortized cost or fair value adjustment on receivables held for sale	(130)	(3)	H	(28)	H	(161)
Gain on sale of real estate secured receivables	12	—		—		12
Other income	73	—		—		73
Total other revenues	91	(3)		(28)		60
Operating expenses:
Salaries and employee benefits	196	(17)	K	(34)	K	145
Occupancy and equipment expenses, net	30	—		—		30
Real estate owned expenses	19	—		—		19
Support services from HSBC affiliates	224	—		—		224
Provision for securities litigation liability	350	—		—		350
Other expenses	590	(13)	L	(25)	L	552
Total operating expenses	1,409	(30)		(59)		1,320
Loss from continuing operations before income tax	(865)	(211)		(367)		(1,443)
Income tax benefit	(471)	(79)	M	(137)	M	(687)
Loss from continuing operations	$(394)	$(132)		$(230)		$(756)

(1)	See Note 1, "Summary of Transaction," for additional information regarding the adjustments.

See Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information.

HSBC Finance Corporation

HSBC Finance Corporation
Pro Forma Consolidated Statement of Income (Loss)
Nine Months Ended September 30, 2016
(Unaudited)

	Historical HSBC Finance Corporation	December 2016 Receivable Sale Adjustments(1)		Prior Receivable Sale Transactions Adjustments(1)		HSBC Finance Corporation Pro Forma

Interest income	$845	$(173)	F	$(216)	F	$456
Interest expense	414	—		—		414
Net interest income	431	(173)		(216)		42
Provision for credit losses	621	(29)	G	(9)	G	583
Net interest loss after provision for credit losses	(190)	(144)		(207)		(541)
Other revenues:
Derivative related expense	(109)	—		—		(109)
Gain on debt designated at fair value and related derivatives	32	—		—		32
Servicing and other fees from HSBC affiliates	7	—		—		7
Lower of amortized cost or fair value adjustment on receivables held for sale	(119)	26	H	77	H	(16)
Gain on sale of real estate secured receivables	418	—		(418)	I	—
Other income	19	—		(2)	J	17
Total other revenues	248	26		(343)		(69)
Operating expenses:
Salaries and employee benefits	128	(15)	K	(18)	K	95
Occupancy and equipment expenses, net	13	—		—		13
Real estate owned expenses	6	—		—		6
Support services from HSBC affiliates	120	—		—		120
Provision for securities litigation liability	575	—		—		575
Other expenses	144	(18)	L	(21)	L	105
Total operating expenses	986	(33)		(39)		914
Loss from continuing operations before income tax	(928)	(85)		(511)		(1,524)
Income tax benefit	(322)	(31)	M	(191)	M	(544)
Loss from continuing operations	$(606)	$(54)		$(320)		$(980)

(1)	See Note 1, "Summary of Transaction," for additional information regarding the adjustments.

See Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information.

HSBC Finance Corporation

HSBC FINANCE CORPORATION
NOTES TO UNAUDITED CONDENSED
CONSOLIDATED FINANCIAL INFORMATION

1.    Summary of Transaction

The unaudited pro forma condensed consolidated balance sheet at September 30, 2016 assumes the Fourth Quarter Receivable Sale Transactions occurred on September 30, 2016. As a result, the actual pro forma impact to our condensed consolidated balance sheet will differ based upon the balances of the assets and liabilities outstanding and the cash proceeds received at the time the transactions were completed. Receivable sales which took place prior to September 30, 2016 are already reflected in our historical condensed consolidated balance sheet at September 30, 2016.
The unaudited pro forma consolidated statement of income (loss) for the year ended December 31, 2015 and for the nine months ended September 30, 2016 were prepared assuming the Receivable Sale Transactions all took place on January 1, 2015.
The following pro forma adjustments have been reflected in the Pro Forma Financial Information. All adjustments are based on current assumptions which are subject to change.
Pro Forma Condensed Consolidated Balance Sheet Adjustments

A	Represents estimated cash proceeds received as a result of the Fourth Quarter Receivable Sale Transactions.

B	Represents the removal of receivables held for sale which are included in the Fourth Quarter Receivable Sale Transactions.

C	Represents the change in the deferred tax asset balance as a result of the pro forma adjustments related to the Fourth Quarter Receivable Sale Transactions.

D	Represents estimated transaction costs for the Fourth Quarter Receivable Sale Transactions.

E
Represents the estimated after-tax gain on the Fourth Quarter Receivable Sale Transactions based on asset values at September 30, 2016 and an estimated purchase price as of September 30, 2016 at the statutory income tax rate of 37.44 percent.

Pro Forma Consolidated Income Statement Adjustments

F	Represents the removal of interest income associated with the receivables which are included in the Receivable Sale Transactions.

G	The pro forma adjustment for the provision for credit losses reflects the following:

	December 2016 Receivable Sale Adjustments	Prior Receivable Sale Transactions Adjustments
	(in millions)
Year Ended December 31, 2015:
Removal of the provision for credit losses recorded on receivables included in the Receivable Sale Transactions prior to their transfer to held for sale	$7	$22
Removal of the initial lower of amortized cost or fair value adjustment that was recorded as a component of the provision for credit losses on receivables included in the Receivable Sale Transactions during the period in which they were transferred to held for sale	$(7)	$(135)
Provision for credit losses pro forma adjustment	$—	$(113)

Nine Months Ended September 30, 2016:
Removal of the provision for credit losses recorded on receivables included in the Receivable Sale Transactions prior to their transfer to held for sale	$5	$(1)
Removal of the initial lower of amortized cost or fair value adjustment that was recorded as a component of the provision for credit losses on receivables included in the Receivable Sale Transactions during the period in which they were transferred to held for sale	(34)	(8)
Provision for credit losses pro forma adjustment	$(29)	$(9)

HSBC Finance Corporation

H	The pro forma adjustment for the lower of amortized cost or fair value adjustment reflects the following:

Year Ended December 31, 2015	December 2016 Receivable Sale Adjustments	Prior Receivable Sale Transactions Adjustments
	(in millions)
Year Ended December 31, 2015:
Removal of the lower of amortized cost or fair value adjustments recorded as a component of other revenues on receivables which were included in the Receivable Sale Transactions	$4	$15
Additional lower of amortized cost or fair value adjustment associated with receivables in the held for sale portfolio that were not included in the Receivable Sale Transactions. Removing the sold receivables from the portfolio results in a higher lower of amortized cost or fair value adjustment on the remaining receivables as a result of the change in mix in the receivables held for sale portfolio.	(7)	(43)
Lower of amortized cost or fair value pro forma adjustments	$(3)	$(28)

Nine Months Ended September 30, 2016:
Removal of the lower of amortized cost or fair value adjustments recorded as a component of other revenues on receivables which were included in the Receivable Sale Transactions	$21	$77
Additional lower of amortized cost or fair value adjustment associated with receivables in the held for sale portfolio that were not included in the Receivable Sale Transactions. Removing the sold receivables from the portfolio results in a decrease in the lower of amortized cost or fair value adjustment recorded on the remaining receivables as a result of the change in mix in the receivables held for sale portfolio.	5	—
Lower of amortized cost or fair value pro forma adjustments	$26	$77

I
Represents the removal of the gains and losses associated with the Prior Receivable Sales Transactions. The pro forma consolidated income statement adjustments do not include the gains or losses recognized on the Receivable Sale Transactions as they are considered nonrecurring items. Consistent with the requirements of Article 11 of Regulation S-X, nonrecurring items are excluded in pro forma income consolidated statements.

J	Represents the removal of servicing fee revenue earned following the Receivable Sale Transactions through the date servicing is transferred to the purchaser.

K	Represents the removal of salaries and employee benefits associated with the receivables included in the Receivable Sale Transactions.

L	Represents the removal of other expenses associated with the receivables included in the Receivable Sale Transactions.

M	Represents the net effect of the pro forma adjustments at the statutory income tax rate of 37.44 percent.

2.    Use of Proceeds

Based on asset values at September 30, 2016, total consideration received as a result of the December 2016 Receivable Sale would have been approximately $2.9 billion. We intend to invest the proceeds of the December 2016 Receivable Sale in short-term investments to be used to prepay a borrowing from an affiliate, pay down long-term debt as it matures and for general corporate purposes.
Based on asset values at September 30, 2016, total consideration received as a result of the October 2016 Receivable Sale would have been approximately $761 million and was used to prepay a borrowing from an affiliate.